UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2020

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 4, 2020, CV Sciences, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Tumim Stone Capital LLC (“Tumim”), pursuant to which Tumim has committed to purchase up to $10.0 million of shares (the “Purchase Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Pursuant to the terms of the Purchase Agreement, we issued 184,454 shares of Common Stock (the “Commitment Shares”) to Tumim as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.

We may, from time to time and at our sole discretion, direct Tumim to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Tumim may not assign or transfer its rights and obligations under the Purchase Agreement.

Under the Purchase Agreement, upon the satisfaction of certain conditions set forth in the Purchase Agreement, we may, from time to time and at our sole discretion, by delivery of a Fixed Purchase notice to Tumim, direct Tumim to purchase a specified number of shares of our common stock up to a certain maximum amount (described below) in a “Fixed Purchase” on any trading day selected by us, so long as (i) the volume weighted average price (“VWAP”) of our common stock on such trading day is not the lowest VWAP during the ten consecutive trading day-period ending on (and including) such trading day (such ten consecutive trading-day period, the “Valuation Period”), (ii) the closing sale price of our common stock on such trading day exceeds the arithmetic average of the daily VWAPs of the common stock during the applicable Valuation Period, (iii) the lowest sale price of our common stock during the applicable Valuation Period exceeds $0.15 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (iv) the applicable Fixed Purchase notice is delivered no earlier than the second trading day since the later of (A) the most recent prior Fixed Purchase Settlement Date (as defined in the Purchase Agreement) and (B) the most recent prior Forward Purchase Settlement Date (as defined in the Purchase Agreement), and (v) all shares subject to all prior Fixed Purchases and all prior Forward Purchases theretofore required to have been received by the Investor have been delivered to the Investor in accordance with the Purchase Agreement.

The maximum amount of any single Fixed Purchase will be equal to the lesser of (i) 150,000 shares or (ii) 50% of the arithmetic average of the three (3) lowest daily trading volumes in our common stock during the ten trading-day period ending on (and including) the trading day on which the Fixed Purchase notice is delivered to Tumim (each such trading day, a “Fixed Purchase Notice Date”) for such Fixed Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); provided that the parties may mutually agree to increase the maximum amount applicable to any Fixed Purchase on the applicable Fixed Purchase Notice Date for such Fixed Purchase.

The purchase price per share for such Fixed Purchase will be equal to the lower of:

•90% of the arithmetic average of the three lowest VWAPs for our common stock during the ten consecutive trading-day period ending on (and including) the applicable Fixed Purchase Notice Date for such Fixed Purchase; and

•97% of the lowest sale price of our common stock on the applicable Fixed Purchase Notice Date for such Fixed Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

In addition to Fixed Purchases, under the Purchase Agreement, upon the satisfaction of certain conditions set forth in the Purchase Agreement, we may, from time to time and at our sole discretion, by delivery of a Forward Purchase notice to Tumim, direct Tumim to purchase a specified number of shares of our common stock in a “Forward Purchase” on any trading day selected by us, so long as (i) the applicable Forward Purchase notice is delivered no earlier than the second trading day since the later of (A) the most recent prior Fixed Purchase Settlement Date and (B) the most recent prior Forward Purchase Settlement Date, and (ii) all shares subject to all prior Fixed Purchases and all prior Forward Purchases theretofore required to have been received by the Investor have been delivered to the Investor in accordance with the Purchase Agreement; provided that Tumim’s maximum commitment under any single Forward Purchase shall not exceed $100,000; provided, further that the parties may mutually agree to increase the maximum amount applicable to any Forward Purchase on the applicable Forward Purchase Notice Date for such Forward Purchase.

The purchase price per share for each such Forward Purchase will be equal to 97% of the lowest sale price of our common stock during the three trading-day period beginning on the applicable Forward Purchase Clearing Date (as defined in the

Purchase Agreement) and ending on (and including) the second trading day immediately following the applicable Forward Purchase Clearing Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

In the case of Fixed Purchases and Forward Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Tumim.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the delivery to Tumim of a prospectus supplement covering the shares of Common Stock issued or sold by the Company to Tumim under the Purchase Agreement and the receipt by Tumim of a customary opinion of counsel and other certificates and closing documents. We anticipate that such conditions will be satisfied on or around December 8, 2020.

Tumim has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. Although the Company has agreed to reimburse Tumim for a limited portion of the fees it incurred in connection with the Purchase Agreement, the Company did not pay any additional amounts to reimburse or otherwise compensate Tumim in connection with the transaction, other than the issuance of the Commitment Shares.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-237772) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or about December 8, 2020 (the “Prospectus Supplement”). A copy of the legal opinion of Procopio, Cory, Hargreaves & Savitch LLP as to the legality of the Shares is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and, by its nature, is incomplete. A copy of the Purchase Agreement is filed as Exhibit 10.1 attached hereto. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the exhibit. The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreement and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission (the “SEC”).

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01    Other Events.

On December 8, 2020, the Company issued a press release regarding the Tumim transaction. A copy of the press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Offerings. The risks and uncertainties involved include the Company's financial position, market conditions and other risks detailed from time to time in the Company's periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company's current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Exhibit
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
10.1	Common Stock Purchase Agreement, dated December 4, 2020, by and between Tumim Stone Capital LLC and CV Sciences, Inc.
23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
99.1	Press Release, dated December 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2020

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer